EXHIBIT 4.1


 Number                                                            Shares
________                                                          _________


               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                            NUOASIS LAS VEGAS, INC.
                     AUTHORIZED TO ISSUE 100,000,000 SHARES

75,000,000 COMMON SHARES                            25,000,000 PREFERRED SHARES
PAR VALUE $0.001 EACH                                     PAR VALUE $0.001 EACH


This Certifies that ____________________ is the owner of ______________________
fully paid and non-assessable Shares

    of the Common Shares of NUOASIS LAS VEGAS, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized
         Attorney upon surrender of this Certificate properly endorsed.

   In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the
                     Corporation this ___ day of _____ A.D.


_________                                                        _______________
SECRETARY                                                          PRESIDENT